UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2025

HPS CORPORATE LENDING FUND

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01431	87-6391045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 33rd Floor New York, NY		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-287-6767

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 10, 2025, HPS Corporate Lending Fund (the “Fund”), through HLEND CLO 2023-1, LLC (the “Issuer”), a limited liability company formed under the laws of the State of Delaware and a wholly-owned indirect subsidiary of the Fund, priced its issuance of $743 million in refinancing securities as part of an $849 million term debt securitization (the “CLO Refinancing Transaction”). The CLO Refinancing Transaction is expected to close on or about October 22, 2025 (the “Closing Date”). The Secured Notes (as defined below) to be issued by the Issuer in the CLO Refinancing Transaction will be secured by a portfolio of collateral obligations consisting primarily of middle market loans and participation interests therein, and the proceeds of the Secured Notes will be used in part to refinance all of the secured notes issued by the Issuer in the term debt securitization originally sized at $429 million and closed on October 5, 2023 (the “Original Closing Date”). The subordinated notes issued by the Issuer on the Original Closing Date (the “Existing Subordinated Notes”) are not being redeemed and will remain outstanding following the Closing Date.

The CLO Refinancing Transaction is expected to be executed through (i) a private placement of Class A-1-R Notes, Class A-2-R Notes, and Class B-R Notes (collectively, the “Secured Notes”) and (ii) a purchase by the Depositor (as defined below) of additional subordinated notes issued by the Issuer (the “Additional Subordinated Notes” and, together with the Secured Notes and the Existing Subordinated Notes, the “HLEND 2023-1 Debt”), the terms of which are summarized in the table below:

Class	Par Size ($)		Expected Ratings (S&P)*	Coupon
Class A-1-R	493,000,000		AAA(sf)	SOFR + 1.44%
Class A-2-R	34,000,000		AAA(sf)	SOFR + 1.65%
Class B-R	51,000,000		AA(sf)	SOFR + 1.80%
Subordinated Notes	271,100,000	**	N/A	N/A

*	Initial ratings expected to be issued by S&P Global Ratings on the Closing Date.
**	Includes $165,000,000 of the Additional Subordinated Notes newly issued on the Closing Date and $106,100,000 of the Existing Subordinated Notes issued on the Original Closing Date.

The Fund, through HLEND CLO 2023-1 Investments, LLC (the “Depositor”), a limited liability company formed under the laws of the State of Delaware and a wholly-owned direct subsidiary of the Fund, is expected to acquire 100% of the Additional Subordinated Notes on the Closing Date and will be required to retain the Additional Subordinated Notes in accordance with the U.S. Risk Retention Rules and the EU/UK Risk Retention Requirements on and after the Closing Date. The Additional Subordinated Notes will not bear interest. The Fund expects that the HLEND 2023-1 Debt will mature on October 22, 2038, unless otherwise redeemed or prepaid, as applicable, earlier in accordance with the terms of the amended and restated indenture to be executed on the Closing Date (the “Amended and Restated Indenture”), governing the HLEND 2023-1 Debt. All capitalized terms used but not defined herein have the meaning given to such terms in the Amended and Restated Indenture.

The Secured Notes will be the secured obligations of the Issuer, and the Amended and Restated Indenture will include customary covenants and events of default. The HLEND 2023-1 Debt has not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration. This report is not a solicitation for or an offer to purchase the HLEND 2023-1 Debt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, HPS Corporate Lending Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: October 15, 2025	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer and Principal Accounting Officer